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                                                                     Exhibit 8.1

                      [Shearman & Sterling LLP Letterhead]

                                February 11, 2004

Semiconductor Manufacturing International Corporation
18 Zhangjiang Road
Pudong New Area
Shanghai 201203
People's Republic of China

Ladies and Gentlemen:

       We are acting as counsel to Semiconductor Manufacturing International Corporation, a limited liability company incorporated in the Cayman Islands (the "Company") in connection with the preparation of the registration statement on Form F-1 (the "Registration Statement") and the related prospectus (the "Prospectus") with respect to Company American depositary shares (the "ADSs") representing Company ordinary shares (the "Ordinary Shares") to be offered in the Company's initial public offering. The Company is filing the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Any defined term used and not defined herein has the meaning given to it in the Prospectus.

       For purposes of the opinion set forth below, we have, with the consent the Company, relied upon the accuracy of the Registration Statement and the Prospectus.

       Based upon and subject to the foregoing, and based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service, and other administrative pronouncements, all as in effect on the date hereof, it is our opinion that, subject to the limitations set forth therein, the discussion contained in the Prospectus under the caption "Taxation - United States Federal Income Taxation" is an accurate summary of the material United States federal income tax consequences to U.S. Holders of the acquisition, ownership and disposition of the ADSs and the Ordinary Shares under currently applicable law. We adopt such discussion as our opinion.

       Our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal

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Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ SHEARMAN & STERLING LLP

L.E.C.